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                                  EXHIBIT 21.1
                       LIST OF SUBSIDIARIES OF REGISTRANT


SUBSIDIARIES OF DECRANE HOLDINGS CO.


DECRANE AIRCRAFT HOLDINGS, INC., a Delaware corporation.



SUBSIDIARIES OF DECRANE AIRCRAFT HOLDINGS, INC.


AEROSPACE DISPLAY SYSTEMS, INC., a Delaware corporation.

AUDIO INTERNATIONAL SALES, INC., a U. S. Virgin Islands corporation.

AUDIO INTERNATIONAL, INC., an Arkansas corporation.

AVTECH CORPORATION, a Washington corporation.

CORY COMPONENTS, INC., a California corporation.

CWP ACQUISITION, INC., a Delaware corporation.

DAH-IP ACQUISITION CO., L.P., a Texas limited partnership.

DAH-IP HOLDINGS, INC., a Delaware corporation.

DAH-IP INFINITY, INC., a Delaware corporation.

DETTMERS INDUSTRIES, INC., a Delaware corporation.

ELSINORE AEROSPACE SERVICES, INC., a California corporation.

ELSINORE ENGINEERING, INC., a Delaware corporation.

FLIGHT REFUELING, INC., a Maryland corporation.

HOLLINGSEAD INTERNATIONAL, INC., a California corporation.

HOLLINGSEAD INTERNATIONAL, LTD., a UK company.

INTERNATIONAL CUSTOM INTERIORS, INC., a Florida corporation.

PATRICK AIRCRAFT TANK SYSTEMS, INC., a Maryland corporation.

PATS AIRCRAFT AND ENGINEERING CORPORATION, a Maryland corporation.

PATS SUPPORT, INC., a Maryland corporation.

PATS, INC., a Maryland corporation.

PCI ACQUISITION CO., INC., a Delaware Corporation.

PPI HOLDINGS, INC., a Kansas corporation.

PRECISION PATTERN, INC., a Kansas corporation.

TRI-STAR ELECTRONICS EUROPE S.A., a Swiss company.

TRI-STAR ELECTRONICS INTERNATIONAL, INC., a California corporation.

TRI-STAR TECHNOLOGIES, a California general partnership.